CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Registration Statement (Form N-1A) of AHA Investment Funds, Inc. filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 28 to the Registration Statement under the Securities Act of 1933 (File No. 33-21969) and in this Amendment No. 31 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-05534).

ERNST & YOUNG LLP

Chicago, Illinois
December 3, 2004